UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2026

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2026, Stefan D. Loren, Ph.D. notified the board of directors (the “Board”) of Cellectar Biosciences, Inc. (the “Company”), that he does not intend to stand for reelection as a Class III director at the upcoming 2026 annual meeting of the stockholders of the Company (the “Annual Meeting”), at which time his current term as a director will expire. Dr. Loren’s decision to not to stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has entered into a consulting agreement with Dr. Loren, effective July 8, 2026. Dr. Loren will provide consulting services promoting the success of the Company for a term of one year and will be compensated $15,000 per quarter during the term. Additionally, at the end of the term, Dr. Loren will receive a stock option grant of 15,000 shares. The granted options and the option grants that he has previously received shall remain exercisable for 10 years from their respective grant dates.

As previously announced, the Company entered into a securities purchase agreement on May 4, 2026, with certain institutional investors to issue and sell shares of the Company’s common stock, and concurrently entered into a letter agreement (the “Board Designation Side Letter”) with Nantahala Capital Management, LLC (“Nantahala”). Pursuant to the Board Designation Side Letter, the Company has agreed, subject to certain qualifications and approval by the Board (which approval shall not be unreasonably withheld, conditioned or delayed), to appoint one individual selected by Nantahala (the “Board Designee”) to the Board no later than June 5, 2026. Nantahala selected Andrew Gu as its Board Designee. On May 18, 2026, the Board appointed Mr. Gu to serve as a member of the Board as a Class III director. The Board also appointed Mr. Gu to serve as a member of the Audit Committee of the Board.

Mr. Gu is currently an analyst at Nantahala, a Connecticut-based hedge fund, where he focuses on investments in the biotechnology sector, a position he has held since June 2021. Mr. Gu holds a Bachelor of Science degree in Economics (with a Finance concentration) and a Bachelor of Arts degree in Neuroscience from the University of Pennsylvania, where he graduated from the Roy and Diana Vagelos Life Sciences and Management Program in 2021. He was also a recipient of the Robert L. Benz and Marie Uberti-Benz Family Prize in Life Sciences and Management.

Mr. Gu has no family relationships with any director or executive officer of the Company. There are no transactions in which Mr. Gu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: May 18, 2026	By:	/s/ Chad J. Kolean
	Name:	Chad J. Kolean
	Title:	Chief Financial Officer